Exhibit 99

ROCKY BRANDS, INC.

Company Contact:	Jim McDonald
Chief Financial Officer
(740) 753-1951

Investor Relations:	ICR, Inc.
Brendon Frey
(203) 682-8200

Rocky Brands, Inc. Announces Second Quarter 2016 Results

Funded Debt Decreased 34.0% to $23.5 Million

NELSONVILLE, Ohio, July 28, 2016 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its second quarter ended June 30, 2016.

Second Quarter 2016 Sales and Income

Second quarter net sales were $62.6 million compared to $68.6 million in the second quarter of 2015. The Company reported a second quarter net loss of $1.8 million, or $0.23 per diluted share compared to net income of $2.0 million, or $0.26 per diluted share in the second quarter of 2015.

David Sharp, President and Chief Executive Officer, commented, “Much as they did in the first quarter, elevated inventories in the Western, Work, and Hunting channels negatively impacted sales and margins in our wholesale business.  Softening of local economies, especially those where oil and gas exploration had been significant, and weak store traffic across retail contributed to our poor performance. The wholesale sales decline was partially offset by a significant gain in our military sales. However, our need to ramp up our internal production capabilities to meet the increase in military footwear demand resulted in additional costs, including labor and training that has temporarily pressured gross margins. While we are disappointed in our recent results, we continue to be confident that the strategic course we’ve set for the company will lead to improved profitability and greater shareholder value over the long-term.”

Second Quarter Review

Net sales for the second quarter were $62.6 million compared to $68.6 million a year ago. Wholesale sales for the second quarter decreased 23% to $41.5 million compared to $53.9 million for the same period in 2015. Retail sales for the second quarter increased 2% to $10.4 million compared to $10.2 million for the same period last year. Military segment sales for the second quarter increased 139% to $10.7 million compared to $4.5 million in the second quarter of 2015.

Gross margin in the second quarter of 2016 was $16.3 million, or 26.0% of sales, compared to $22.6 million, or 33.0% of sales, for the same period last year. The 700 basis point decrease was primarily driven by increased costs related to the ramp up in production capabilities to meet the increased military footwear demand. Also, military segment sales carry lower initial gross margins than our wholesale and retail segments, therefore the increase in military segment sales in the quarter reduced the overall blended margin.

Selling, general and administrative (SG&A) expenses were $18.8 million, or 30.1% of net sales, for the second quarter of 2016 compared to $19.4 million, or 28.3% of net sales, a year ago. The $0.6 million decrease in SG&A expenses was primarily related to lower variable expenses associated with the decrease in wholesale sales.

Loss from operations was $2.5 million compared to income from operations of $3.3 million, or 4.7%, of net sales, a year ago.

Exhibit 99

Interest expense was $142,000 for the second quarter of 2016, versus $176,000 for the same period last year.

The Company’s funded debt decreased $12.1 million, or 34.0%, to $23.5 million at June 30, 2016 versus $35.6 million at June 30, 2015.

Inventory at June 30, 2016 was $87.6 million compared with $86.5 million on the same date a year ago. The slight increase in inventories year-over-year was driven by the buildup of raw materials ahead of the ramp up in military footwear production and lower than anticipated wholesale sales in the second quarter. The company is comfortable with the quality of its inventories.

Conference Call Information

The Company’s conference call to review second quarter 2016 results will be broadcast live over the internet today, Thursday, July 28, 2016 at 4:30 pm Eastern Time. The broadcast will be hosted at http://www.rockybrands.com.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky®, Georgia Boot®, Durango®, Lehigh®, Creative Recreation®, and the licensed brand Michelin®.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding improved profitability and increased shareholder value (paragraph 3). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2015 (filed March 3, 2016) and quarterly report on Form 10-Q for the period ended March 31, 2016 (filed April 29, 2016). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Exhibit 99

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30, 2016	December 31, 2015	June 30, 2015
	Unaudited	Audited	Unaudited
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$2,470,576	$3,407,140	$4,526,938
Trade receivables – net	42,188,601	44,549,207	58,073,165
Other receivables	587,779	583,479	605,019
Inventories	87,555,956	76,991,059	86,478,155
Income tax receivable	2,179,525	128,699	56,540
Deferred income taxes	1,031,818	1,031,818	1,291,907
Prepaid expenses	2,886,973	2,530,517	2,672,643
Total current assets	138,901,228	129,221,919	153,704,367
FIXED ASSETS – net	27,896,273	27,836,527	25,258,833
IDENTIFIED INTANGIBLES	36,481,414	36,547,873	36,615,202
OTHER ASSETS	245,934	258,812	269,620
TOTAL ASSETS	$203,524,849	$193,865,131	$215,848,022

LIABILITIES AND SHAREHOLDERS' EQUITY:

CURRENT LIABILITIES:
Accounts payable	$21,892,208	$9,118,555	$19,436,481
Accrued other expenses	7,380,567	5,629,661	7,117,467
Total current liabilities	29,272,775	14,748,216	26,553,948

LONG TERM DEBT	23,503,226	23,700,089	35,593,360
DEFERRED INCOME TAXES	13,000,609	13,000,609	12,928,048
DEFERRED LIABILITIES	227,345	295,676	389,208

TOTAL LIABILITIES	66,003,955	51,744,590	75,464,564

SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding June 30, 2016 - 7,481,022; December 31, 2015 - 7,567,271; June 30, 2015 - 7,562,069	69,890,665	70,882,392	70,667,372
Retained earnings	67,630,229	71,238,149	69,716,086

Total shareholders' equity	137,520,894	142,120,541	140,383,458

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$203,524,849	$193,865,131	$215,848,022

Exhibit 99

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
NET SALES	$62,560,094	$68,583,196	$120,090,039	$134,034,499

COST OF GOODS SOLD	46,296,834	45,934,563	84,915,887	89,414,556

GROSS MARGIN	16,263,260	22,648,633	35,174,152	44,619,943

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	18,807,595	19,395,298	37,939,489	38,963,245

INCOME FROM OPERATIONS	(2,544,335)	3,253,335	(2,765,337)	5,656,698

OTHER INCOME AND (EXPENSES):
Interest expense	(142,215)	(176,186)	(278,191)	(341,262)
Other – net	19,221	4,524	86,749	(58,816)
Total other - net	(122,994)	(171,662)	(191,442)	(400,078)

INCOME BEFORE INCOME TAXES	(2,667,329)	3,081,673	(2,956,779)	5,256,620

INCOME TAX EXPENSE	(908,000)	1,079,000	(1,006,000)	1,840,000

NET INCOME	$(1,759,329)	$2,002,673	$(1,950,779)	$3,416,620

INCOME PER SHARE
Basic	$(0.23)	$0.26	$(0.26)	$0.45
Diluted	$(0.23)	$0.26	$(0.26)	$0.45

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	7,530,579	7,561,850	7,556,873	7,560,603
Diluted	7,530,579	7,578,713	7,556,873	7,572,467